EXHIBIT 99.2
OVERSEAS SHIPHOLDING GROUP, INC.

Incentive Compensation Recoupment Policy
for Executive Officers

This Incentive Compensation Recoupment Policy for Executive Officers (“Policy”) was adopted by the Board of Directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) on December 9, 2009, subject to final approval by the Compensation Committee thereof, which was obtained on January 19, 2010, and shall be effective commencing January 1, 2010 (the “Effective Date”).

In the event the Company determines that a Restatement for any Look-Back Year is necessary, and the Board determines that an Executive Officer received Incentive Compensation for the applicable Look-Back Year in excess of the amount that would have been paid or awarded to the Executive Officer had such Incentive Compensation been calculated based on the Restatement results, the Board may, in its good faith discretion, require the Executive Officer to repay all or a portion of the Incentive Compensation paid or awarded to the Executive Officer with respect to such Look-Back Year in an amount not to exceed the difference between (i) the actual amount of Incentive Compensation paid or awarded to the Executive Officer for such Look-Back Year and (ii) the amount of Incentive Compensation that the Board in good faith determines would have been paid or awarded to the Executive Officer for such Look-Back Year based on the Restatement results; provided, however, that if the Executive Officer is not a Senior Executive Officer, the Board may not require the Executive Officer to repay all or a portion of the Incentive Compensation with respect to such Look-Back Year unless the Restatement is necessary due to the Executive Officer’s fraud, misconduct, negligence or other knowing actual involvement.  In cases where the Executive Officer’s conduct was not a contributing factor to the need for the Restatement, in determining whether or not to seek such recoupment, the Board may take into account the benefits and costs of such recoupment, as well as the relevant time periods during which the relevant Incentive Compensation was earned and for which the Restatement is required.  Upon any such determination by the Board, the Board shall notify the Executive Officer in writing of its determination and the Executive Officer shall promptly repay the amount of Incentive Compensation so determined.

For purposes of this Policy the following terms shall have the meanings set forth below:

(i) “Executive Officer” means the Company’s Chief Executive Officer and employees of the Company or any of its subsidiaries at or above Level 21 who hold such positions at the time of payment or award of the applicable Incentive Compensation or at any time during the measuring period for an Incentive Compensation payment or award.

(ii)           “Senior Executive Officer” means the Company’s Chief Executive Officer, Tier A Executives under the Company’s Severance Protection Plan amended and restated as of December 31, 2008 (“Tier A Executives”), and employees of the Company or any of its subsidiaries at or above Level 24 who are Direct Reports of the Chief Executive Officer (“Direct Reports”) who hold such positions at the time of payment or award of the applicable Incentive Compensation or at any time during the measuring period for an Incentive Compensation payment or award.  In addition, for purposes of this Policy, a Senior Executive Officer shall mean any employee of the Company and its affiliates not otherwise referenced in the prior sentence who is specifically designated as a Senior Executive Officer for purposes of this Policy by the Board, in its sole discretion, at the time of payment or award of the applicable Incentive Compensation and the employee is so notified.

(iii)           “Incentive Compensation” means cash bonuses, awards of the Company’s common stock (“Common Stock”) or awards determined with regard to Common Stock, the amounts of which are determined, whether specifically or generally, in whole or in part, based on the level of attainment of financial or operating results or other Company or individual performance metrics.

(iv)           “Look-Back Year” means each of the five (5) fiscal years of the Company prior to the fiscal year in which the Board commences action toward determining whether a Restatement is necessary.  Notwithstanding the foregoing, with respect to any Executive Officer, the term “Look-Back Year” shall not be limited to the five (5) prior fiscal years where the Board determines, in its sole discretion, that the fraud, misconduct, negligence or other knowing actual involvement of such Executive Officer was a contributing factor to the need for such Restatement, but shall include all fiscal years.

(v)           “Restatement” means any correction due to a material misstatement or inaccuracy in the financial or operating results or other Company or individual performance metrics taken into account in determining the amount of Incentive Compensation payable to an Executive Officer for a Look-Back Year, whether such material misstatement or inaccuracy is due to fraud, intentional misconduct or unknowing innocent error in calculations or any other reason.  For purposes of this Policy, a Restatement shall not include a restatement due solely to changes in accounting principles or applicable law.

If the Board determines that any award of Incentive Compensation is recoverable from an Executive Office under this Policy, the Board may, in its good faith discretion, seek recovery of such award from the Executive Officer from any source or sources of compensation paid or payable and/or provided or to be provided to the Executive Officer, including without limitation:  repayment by the Executive Officer of any prior Incentive Compensation payments, reduction of future payments of Incentive Compensation to the Executive Officer, cancellation of outstanding equity awards granted to the Executive Officer (whether awarded as Incentive Compensation or otherwise), reduction of future equity awards to be granted to the Executive Officer (whether to be awarded as Incentive Compensation or otherwise), and/or recovery of any gains realized by the Executive Officer on the exercise of stock options and gains realized upon the subsequent sale of vested restricted stock or shares of Common Stock acquired on the exercise of stock options.  Notwithstanding the foregoing or anything herein to the contrary, the Board may not seek recovery of any amount of Incentive Compensation by reducing any future amount that is payable and/or to be provided to the Executive Officer and that is considered “non-qualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder.

This Policy shall be applicable to all Incentive Compensation paid or awarded with respect to, or with regard to vesting, based on, any Look-Back Year, commencing with the Look-Back Year starting on the Effective Date. Application of this Policy does not preclude the Company from taking any other action to enforce an Executive Officer’s obligations to the Company, including termination of employment or institution of civil or criminal proceedings.

This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer and any other legal or fiduciary duties or requirements applicable to any Executive Officer.

OVERSEAS SHIPHOLDING GROUP, INC.
INCENTIVE COMPENSATION RECOUPMENT POLICY
FOR EXECUTIVE OFFICERS

It is the policy of the Board of Directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) that as an Executive Officer covered by the Company’s Incentive Compensation Recoupment Policy for Executive Officers (the “Policy”), you acknowledge your receipt of, and agree to be subject to the terms and conditions of the Policy.  A copy of the Policy is enclosed for your records.  You should thoroughly review the Policy, then complete and sign the acknowledgement below and return it to the Company’s Office of Human Resources.  Please return the acknowledgement by ______________.  Any questions regarding the Policy should be directed to the Office of Human Resources.

Acknowledgement

I, ____________________, have received a copy of the Overseas Shipholding Group, Inc. Incentive Compensation Recoupment Policy (the “Policy”) which outlines the terms and conditions of the Policy and I have read the Policy.

I have familiarized myself with the contents of the Policy.  By my signature below, I acknowledge, understand, accept and agree to be subject to the terms and conditions of the Policy.

______________________________________	____________________
(Employee signature)	(Date)